Exhibit 99.1

Sterne Agee Investor Conference Boca Raton, FL February 2014

This presentation contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “can,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support Company’s operations; general economic and business conditions in those areas in which the Company operates; success or lack of success of any future acquisitions; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for our bank subsidiary to declare or pay dividends to the Company; adequacy of our allowance for loan losses, changes in credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums and regulatory capital standards; changes in accounting policies and practices; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K/A filed with the Securities and Exchange Commission, (the “SEC”) as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in a forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of these materials, and the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors and security holders are urged to read the Company’s Annual Report on Form 10-K/A, quarterly reports on Form 10-Q and other documents filed by the Company with the SEC. The documents filed by the Company with the SEC may be obtained at the Company’s website at www.gbnk.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from the Company by directing a request to: Guaranty Bancorp, 1331 Seventeenth St., Suite 345, Denver, CO 80202, Attention: Christopher Treece/Investor Relations; Telephone 303-675-1194. Forward Looking Statements 2

Recent Price $ 13.331 Tangible Book Value Per Share $ 8.582 Price to last twelve month (LTM) earnings 19.9x1 Price to 2014 consensus earnings 18.0x1,3 Price to Tangible Book Value Per Share 1.55x 2013 earnings per share (EPS) (Basic) $ 0.67 February 25, 2014 Quarterly Per Share Dividend Payment $ 0.05 Market Capitalization: $ 284.0million 1, 4 About Us – Guaranty Bancorp 3 1 Based on February 10, 2014 closing price. 2 See the accompanying reconciliation of non-GAAP measurements to GAAP. 3 NASDAQ consensus of 2014 analyst earnings expectations as of January 31, 2014 reported as $0.74 per share. 4 Based on 21,303,707 shares outstanding (voting and non-voting) on December 31, 2013.

4 About Us – Guaranty Bancorp

Guaranty Bancorp is uniquely positioned in the Colorado market: Strategically located on the thriving Colorado Front Range, which encompasses 85% of the state’s population Asset Size: $1.9 billion Gross Loans: $1.3 billion Total Deposits: $1.5 billion Assets under Management (AUM): $463 million About Us – Guaranty Bancorp 5

Positive pre-tax operating earnings trend Fourth quarter 2013 net interest margin of 3.65% reflected a 2 basis point (bp) improvement from third quarter 2013 Fourth quarter 2013 return on average assets (ROAA) of 85 bps compared to an ROAA of 81 bps in third quarter 2013 and an ROAA of 67 bps in fourth quarter 2012 Recently approved increase in our quarterly cash dividends to 5 cents per share Equates to a dividend yield of approximately 1.43% Continued loan growth momentum 2013 net loan growth of 14.0% as compared to 2012 net loan growth of 5.5% 2013 net commercial loan growth of 14.6% Strong asset quality (ratios as of December 31, 2013) Nonperforming loans to total loans of 1.17% Nonperforming assets to total assets of 1.04% Classified asset ratio of 12.74% Texas ratio of 8.71% Allowance to total loans of 1.59% Investment Considerations 6

Strong core deposit mix Noninterest bearing deposits comprised 36.9% of total deposits at December 31, 2013 Time deposits comprised 11.8% of total deposits at December 31, 2013 Fourth quarter 2013 cost of deposits of 0.16% Noninterest income growth Investment advisory fees AUM growth of 52.0% in 2013 recognized by Private Capital Management AUM growth of 25.1% annualized in fourth quarter 2013 recognized by our Trust department Total AUM at December 31, 2013 of $463.0 million compared to $342.7 million at December 31, 2012 Continued focus on customer swap fee income Growing treasury management and customer service fees Increasing premium income from the sale of Small Business Administration (SBA) guaranteed loans Purchased $15 million of bank-owned life insurance in April 2013 Earnings are reflected as noninterest income and are tax-exempt Investment Considerations 7

Strong capital structure supportive of future growth (ratios as of December 31, 2013) Tangible Common Equity Ratio of 9.60%1 Total Risk-Based Capital Ratio of 14.96% Leverage Ratio of 11.49% GAAP Equity Ratio of 9.91% Expense management Improved tax-equivalent efficiency ratio to 63.5% in fourth quarter 2013 compared to 65.1% in third quarter and 88.1% in fourth quarter 2012 Redeemed $15 million of 10.47% Trust Preferred Securities in first quarter 2013 – savings of $1.6 million annually Closed a total of seven branches in 2012 and 2013 with estimated annual savings of approximately $2.0 million Continued reduction in troubled asset related expenses Review of all significant cost areas of the bank including information technology, communication, processing and occupancy to identify and implement cost saving opportunities Continue to pursue bank and non-bank acquisition opportunities Investment Considerations 1 See accompanying reconciliation of non-GAAP financial measurements to GAAP. 8

Net Interest Income 9 *Cost of Funds calculated as interest expense over interest bearing liabilities plus demand deposits. 4.02% 3.65% 0.16% 0.39%

Core Noninterest Income1 and Tax Equivalent Efficiency Ratio2 1Core noninterest income excludes the gain or loss recognized on the sale of securities. See accompanying reconciliation of non-GAAP financial measurements to GAAP. 2 The tax equivalent efficiency ratio excludes a $0.6 million prepayment penalty on the early redemption of high-cost trust preferred securities in first quarter 2013, a $3 million impairment charge on a single OREO property in fourth quarter 2012 and a $2.8 million impairment of long-lived assets in second quarter 2012. 10 63.49%

December 31, 2013 Loan Composition 11

Loan Growth 12

Note: Classified Assets / Tier 1 Capital + allowance for loan losses (ALLL) is computed for our subsidiary bank, Guaranty Bank and Trust Company. Classified Assets 13 12.74% 8.71%

Deposit Composition December 31, 2013 14

Deposit Levels 15

Quarterly Financial Statement Summary (in thousands)

Income Statement	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13
Net Interest Income	$ 15,300	$ 15,383	$ 14,511	$ 15,217	$ 15,378	$ 15,739	$ 16,062	$ 16,391
Provision for Loan Losses	1,000	500	-	(3,500)[2]	-	-	142	154
Noninterest Income	3,099	2,911	3,815	3,766	2,950	3,711	3,664	3,474
Noninterest Expense	14,482	17,516[1]	14,194	17,922[2]	15,192	13,879	13,936	13,681
Tax Expense (Benefit)	-	(5,914)[1]	1,302	1,441	864	1,753	1,797	1,942
Net Income	**$ 2,917**	**$ 6,192**	**$ 2,830**	**$ 3,120**	**$ 2,272**	**$ 3,818**	**$ 3,851**	**$ 4,088**

Balance Sheet	3/31/12	6/30/12	9/30/12	12/31/12	3/31/13	6/30/13	9/30/13	12/31/13
Cash and Equivalents	$ 105,273	$ 142,133	$ 167,823	$ 171,217	$ 60,891	$ 35,613	$ 33,465	$ 28,077
Investments	401,357	398,151	436,386	458,927	512,188	484,971	471,257	442,300
Loans	1,109,897	1,110,161	1,118,968	1,158,749	1,180,607	1,240,555	1,293,252	1,320,424
Allowance for Loan Losses	(30,075)	(29,307)	(28,597)	(25,142)	(24,060)	(20,218)	(20,450)	(21,005)
Other Assets	129,992	129,401	140,398	123,187	107,214	125,207	118,667	141,236
Total Assets	**$1,716,444**	**$1,750,539**	**$1,834,978**	**$1,886,938**	**$1,836,840**	**$1,866,128**	**$1,896,191**	**$1,911,032**
Deposits	$1,338,928	$1,378,937	$1,395,096	$1,454,756	$1,442,317	$1,449,251	$1,482,515	$1,528,457
Other Liabilities	203,243	191,481	254,809	243,982	204,981	231,553	225,408	193,181
Total Liabilities	$1,542,171	$1,570,418	$1,649,905	$1,698,738	$1,647,298	$1,680,804	$1,707,923	$1,721,638
Stockholders' Equity	$174,273	$180,121	$185,073	$188,200	$189,542	$185,324	$188,268	$189,394
Total Liabilities and Stockholders' Equity	**$1,716,444**	**$1,750,539**	**$1,834,978**	**$1,886,938**	**$1,836,840**	**$1,866,128**	**$1,896,191**	**$1,911,032**

[1] Second quarter 2012 the Company recognized a $2.8 million branch closure impairment in addition to a $5.9 million reversal of its deferred tax asset valuation allowance.
[2] Fourth quarter 2012 the Company recognized a $3.5 million credit provision as a result of reduced credit risk in the loan portfolio and a $3.0 million write-down on the Company's largest OREO property.

GUARANTY BANCORP℠

16

Colorado Market 17

Demographics Colorado National Current Population (2013 estimate)1 5,268,000 316,129,000 Historical Population Change (April 2010-July 2013)1 4.8% 2.4% Projected Population Change (2010-2015)1 7.8% 3.9% Median Household Income (2007-2011)1 $58,244 $53,046 Projected Household Income Change (2010-2015)1 14.6% 12.4% December 2013 Unemployment Rate2 6.2% 6.7% Market Data 18 1 US Census Bureau 2 Bureau of Labor Statistics Unemployment Rate by Metropolitan Statistical Area (MSA) MSA2 12/31/2013 12/31/2012 Denver - Aurora 5.8% 7.4% Boulder 4.4% 5.5% Ft. Collins - Loveland 4.8% 6.0%

Business Climate Colorado is the seventh top state for business – CNBC 2013 Colorado ranks fifth overall in the Forbes “Best States for Business and Careers” report – Forbes 2013 Colorado is the nation’s third-most economically competitive state – Beacon Hill Institute 2012 Denver ranks third overall in best cities for small business – Business Journals 2013 Boulder was ranked first for its high-tech startup concentration at 6.3 times the national average – Ewing Marion Kauffman Foundation 2013 Colorado ranked third for the dollar amount of private equity investment made within the state during 2012 ($26.8 billion) – Private Equity Growth Capital 2013 July 2013 home sales in metro Denver increased by 32% over July 2012 with a 10.6% increase in average sales price – Metrolist Inc. Denver is the best U.S. city for small business employees – CardHub.com 2013 Denver is the 6th best U.S. city for college graduates seeking employment – CareerBuilder 2013 Market Data 19

Growth Denver is the second fastest growing large city in the country – US Census Bureau 2013 Colorado was the fourth fastest growing state in 2011 – U.S. Census Bureau 2012 Metro Denver has a population of 2.8 million people, and has a growth rate that has consistently outpaced the national rate every decade since the 1930s – Metro Denver Economic Development Corporation Denver is one of five markets that have reached or surpassed pre-recession rental rates – Third Quarter 2013 Denver Office Market Trends Newmark, Grubb, Knight, Frank Current Downtown Denver development projects include: Union Station redevelopment, 16th Street mall renovation and multiple multi-use development projects. Ardent Mills, the new flour milling joint venture of ConAgra Foods Inc., Cargill and CHS Inc., recently chose the Denver area for its headquarters Highly Educated Workforce Colorado ranks first for labor prospects – Forbes 2012 Colorado is the nation’s third-most highly educated state for residents with a bachelors degree or higher - U.S. Census Bureau 2012 Denver is among the top-five “Best Cities for Young Adults” for job growth, highly educated people and low living costs – Kiplinger’s Personal Finance 2012 Market Data 20

Reconciliation of Non-GAAP Financial Measures 21

Tangible Book Value as of December 31, 2013 Stockholders’ Equity $189,394 Less Intangible Assets (6,530) Tangible Stockholders’ Equity $182,864 Shares Outstanding 21,303,707 Book Value per common share $8.89 Tangible Book Value per common share $8.58 Tangible Common Equity Ratio as of December 31, 2013 Stockholders’ Equity $189,394 Less Intangible Assets (6,530) Tangible Stockholders’ Equity $182,864 Total Assets $1,911,032 Less Intangible Assets (6,530) Total Tangible Assets $1,904,502 Equity Ratio – GAAP1 9.91% Tangible Common Equity / Tangible Assets 9.60% 1 Total stockholders’ equity / total assets Reconciliation of Non-GAAP Financial Measures ($ in thousands, share data excepted) 22

Pre-tax Operating Earnings 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 Income before income taxes $2,917 $278 $4,132 $4,561 $3,136 $5,571 $5,648 $6,030 Adjustments: Provision (credit) for loan losses 1,000 500 - (3,500) - - 142 154 Expenses related to other real estate owned, net 352 461 348 3,209 334 (257) (200) (1,037) Prepayment penalty on long term debt - - - - 629 - - - Impairment of long-lived assets - 2,750 - - - - - - Securities (gains) / losses (622) (342) (746) (817) - (54) (20) 85 Pre-tax Operating Earnings $3,647 $3,647 $3,734 $3,453 $4,099 $5,260 $5,570 $5,232 23 Reconciliation of Non-GAAP Financial Measures ($ in thousands) Core Noninterest Income 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 Noninterest Income $3,099 $2,911 $3,815 $3,766 $2,950 $3,711 $3,664 $3,474 Securities (gains)/losses (622) (342) (746) (817) - (54) (20) 85 Core Noninterest Income $2,477 $2,569 $3,069 $2,949 $2,950 $3,657 $3,644 $3,559